UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

(609) 359-3020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On October 10, 2017, Antares Pharma, Inc. (the “Company”) announced it had entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Ferring International Center S.A. (“Ferring”), to sell the worldwide rights, including certain assets, for the ZOMAJET™ needle-free auto injector device (the “Product”) for a total purchase price of up to $14.5 million (the “Purchase Price”).

The Purchase Price will be paid in four installments consisting of the following: (1) a $2.0 million upfront payment; (2) a second installment of $2.75 million payable upon  delivery of certain documentation and satisfaction of certain conditions primarily related to Product manufacturing; (3) a third installment of $4.75 million payable upon satisfaction of certain conditions necessary to further transfer the Product program to Ferring, including further document transfer, the successful completion of a regulatory audit by a notified body, and a pilot manufacturing run under Ferring’s supervision; and (4) a final installment of $5.0 million upon Ferring’s receipt of the CE Mark needed to continue to commercialize the Product in the European Union, Iceland, Liechtenstein and Norway and the transfer of certain existing Product inventory, and Product-related equipment and agreements to Ferring (the “Completion Date”).  The Completion Date is expected to occur by the end of fiscal year 2018.

To date, Antares has been the worldwide supplier of ZOMAJET™ devices to its partners Ferring and JCR Pharmaceutical Company Ltd. and will continue to manufacture and supply the devices until the Completion Date pursuant to existing supply arrangements.  During the completion period, Antares will continue to receive payment for ZOMAJET™ devices manufactured and supplied to its partners and a royalty on net product sales in accordance with the existing license and supply agreements.

The Asset Purchase Agreement contains customary terms and conditions for agreements of like type, including representations and warranties and non-competition restrictive covenants and indemnification provisions that are described further below.

Pursuant to the terms of the Asset Purchase Agreement, the Company and Ferring agreed to certain non-competition restrictive covenants through the second anniversary of the Completion Date.  The Company agreed not to commercialize any needle-free auto injector device for administering HGH and Ferring agreed not to commercialize the Product for delivering methotrexate, testosterone or sumatriptan.  Both Ferring and the Company have agreed to indemnify the other party for losses arising from certain breaches of the Asset Purchase Agreement, subject to certain limitations.

A copy of the press release announcing the entry into the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Antares Pharma, Inc. on October 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	October 10, 2017	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary